UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of report (date of earliest event reported): October 31, 2005

                          MISSION WEST PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

            Maryland              Commission File Number:        95-2635431
            --------                      1-8383                 ----------
(State or other jurisdiction of                               (I.R.S. Employer
       incorporation)                                        Identification No.)



                    10050 Bandley Drive, Cupertino, CA 95014
                    (Address of principal executive offices)

                                 (408) 725-0700
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisy the filing obligation of the registrant under any of the following provisions:

[  ] Written  communications pursuant to Rule  425 under the Securities Act  (17
     CFR 230.425)

[  ] Soliciting material pursuant to  Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[  ] Pre-commencement   communications  pursuant to  Rule  14d-2(b)  under   the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement   communications  pursuant to  Rule  13e-4(c)  under   the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On October 26, 2005, the independent directors committee of the board of directors of Mission West Properties, Inc. (the "Company") approved the termination of the $20 million line of credit agreement between the Company and the Berg Group (as defined in the Company's previously filed periodic reports), effective October 31, 2005. The Berg Group line of credit was originally scheduled to mature in March 2006. Based on existing cash reserves and credit facilities, the Company has determined that it no longer foresees a need for the Berg Group line of credit. There are no borrowings currently outstanding under the Berg Group line of credit. The Company will not incur any fees or charges for terminating the Berg Group line of credit.





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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  MISSION WEST PROPERTIES, INC.




Dated:  October 31, 2005                          By:   /s/ Carl E. Berg
                                                     ---------------------------
                                                     Carl E. Berg
                                                     Chief Executive Officer



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